Exhibit 99.1

Eargo Reports Third Quarter 2020 Financial Results

Third Quarter and Recent Highlights:

•	Net revenues of $18.2 million, up 135.3% year-over-year

•	Gross systems shipped of 10,077, up 91.7% year-over-year

•	Return accrual rate of 25.2%, a 10.1 percentage point improvement year-over-year

•	Gross margin of 70.1%, up 16.5 percentage points year-over-year

•	Sales and marketing expense as a percent of net revenues of 67.9%, a 52.3 percentage point improvement year-over-year

•	Loss from operations of ($7.6) million, compared to ($12.0) million in the third quarter of 2019

•	Completed initial public offering of 9,029,629 shares of common stock on October 20, 2020, raising approximately $148 million in net proceeds

SAN JOSE, CA. November 19, 2020 – Eargo, Inc. (Nasdaq: EAR), a medical device company on a mission to improve the quality of life of people with hearing loss, today reported its financial results for the third quarter ended September 30, 2020.

Christian Gormsen, President and CEO, said, “By all financial and operational measures, our performance in the third quarter of 2020 was very strong. Most importantly, we are helping more people hear better by offering both a revolutionary product and customer experience. Consumers continued to rapidly adopt our virtually invisible, rechargeable, completely-in-canal solution for hearing loss and our differentiated telecare model, which provides education, purchase and clinical support from the comfort and safety of home.”

“During the third quarter, we executed our strategy of efficient revenue growth through multi-channel marketing targeted at a diverse mix of consumers across cash pay, insurance and repeat customers. We expanded our national TV advertising, which built increased consumer awareness of Eargo while complementing our digital marketing to drive 91.7% year over year growth in gross systems shipped while leveraging sales and marketing spend. In addition, we delivered an improved customer return accrual rate and gross margin of 70.1%, all of which contributed to the continued scalability of our business.”

“We were also pleased to see hearing aid volumes sold through traditional brick and mortar clinics return to year-over-year growth in the third quarter, but even more pleased to see continued acceleration in our year-over-year gross systems shipped growth even as the clinics’ operations began to recover. We expect strong demand for Eargo as we head into the fourth quarter and holiday buying season, driving our expectation of approximately 97% full year 2020 net revenue growth. With approximately 43 million adults in the U.S. with hearing loss but only approximately 27% owning hearing aids, we believe we have barely scratched the surface of this large and underpenetrated market,” concluded Mr. Gormsen.

According to data collected by the Hearing Industries Association (HIA), private/commercial sector hearing aid unit sales in the third quarter of 2020 increased by 0.5% year-over-year, following 58.6% year-over-year decline in the second quarter of 2020. Despite the improvement in traditional clinic-based distribution, Eargo saw expanded awareness and continued consumer adoption of its telecare model, which eliminates the need for cumbersome visits to the clinic by offering an easy-to-use purchasing interface and convenient access to a highly trained clinical support team consisting of licensed hearing professionals.

Third Quarter 2020 Financial Results

Net revenue was $18.2 million for the third quarter of 2020, compared to $7.7 million in the third quarter of 2019. The increase was driven by an increase in consumer adoption of the Eargo hearing aid system and a decrease in sales return accrual rate.

Gross profit for the third quarter of 2020 was $12.8 million compared to $4.2 million for the third quarter of 2019. Gross margin increased to 70.1% for the third quarter of 2020, compared with 53.6% for the third quarter of 2019. The increase was primarily due to higher average selling prices, driven by the shift in mix to our latest product innovation, Neo HiFi, and a decrease in sales returns as a percentage of gross systems shipped.

Total operating expenses were $20.4 million or 112.1% of net revenues, for the third quarter of 2020, compared with $16.2 million or 209.5% of net revenues, for the third quarter of 2019. The increase was primarily due to higher sales and marketing investments, personnel investments to scale the organization for continued growth, and expenses related to being a public company.

Sales and marketing expenses were $12.4 million or 67.9% of net revenues, for the third quarter of 2020, compared with $9.3 million or 120.2% of net revenues, for the third quarter of 2019.

Research and development expenses were $2.9 million or 15.8% of net revenues, for the third quarter of 2020, compared with $3.2 million or 41.6% of net revenues, for the third quarter of 2019.

General and administrative expenses were $5.2 million or 28.4% of net revenues for the third quarter of 2020, compared with $3.7 million or 47.6% of net revenues, for the third quarter of 2019.

Total stock-based compensation expenses were $1.4 million for the third quarter of 2020, compared with $0.5 million for the third quarter of 2019.

Loss from operations was ($7.6) million for the third quarter of 2020 compared with ($12.0) million for the third quarter of 2019.

Cash and cash equivalents were $70.2 million as of September 30, 2020, compared to $25.3 million as of September 30, 2019.

Initial Public Offering

Eargo closed its initial public offering of 9,029,629 shares of its common stock at a public offering price of $18.00 per share, which included 1,177,777 shares of common stock issued upon the exercise in full by the underwriters of their option to purchase additional shares, for total net proceeds from the offering of approximately $148 million. All of the shares of common stock were offered by Eargo. Eargo’s common stock began trading on The Nasdaq Global Select Market on October 16, 2020, under the ticker symbol “EAR.”

Full Year 2020 Financial Guidance

Eargo expects revenue for the full year 2020 of approximately $64.5 million, which represents approximately 97% growth over the company’s prior year revenue.

Conference Call and Web Cast Information

Eargo will host a conference call to discuss the third quarter financial results after market close on Thursday, November 19, 2020 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 649-1234 for U.S. callers or (914) 987-7293 for international callers, using conference ID: 2826509. The live webinar can be accessed at ir.eargo.com.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first and only virtually invisible, rechargeable, completely-in-canal, FDA regulated, exempt Class I device for the treatment of hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo solution is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

The company’s 4th generation product, the Eargo Neo HiFi, was launched in January and features improved capabilities across audio fidelity and bandwidth. The Eargo Neo HiFi is available for purchase here.

Related Links

http://eargo.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: our 2020 revenue guidance; consumer adoption of our hearing loss solution and telecare model; the continued scalability of our business; expectations regarding strong demand for Eargo during the fourth quarter and holiday buying season; and the size of the hearing loss market and our ability to penetrate the market. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including our ability to increase insurance coverage of Eargo hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the pending over-the-counter hearing aid pathway regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in Eargo’s prospectus filed with the Securities and Exchange Commission (SEC) on October 19, 2020 pursuant to Rule 424(b) under the Securities Act and the company’s other filings with the SEC. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Nick Laudico

Vice President of Investor Relations

ir@eargo.com

Media Contact

Brad Sheets

eargo@edelman.com

Eargo, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue, net	$18,186	$7,730	$46,776	$22,175
Cost of revenue	5,434	3,583	15,295	11,033

Gross profit	12,752	4,147	31,481	11,142
Operating expenses:
Research and development	2,871	3,219	7,888	8,781
Sales and marketing	12,354	9,290	34,041	24,698
General and administrative	5,163	3,683	14,498	8,781

Total operating expenses	20,388	16,192	56,427	42,260

Loss from operations	(7,636)	(12,045)	(24,946)	(31,118)
Other income (expense), net:
Interest income	3	136	26	555
Interest expense	(279)	(218)	(1,422)	(492)
Other income (expense), net	(187)	(30)	(87)	(84)
Loss on extinguishment of debt	(1,627)	—	(1,627)	—

Total other income (expense), net	(2,090)	(112)	(3,110)	(21)

Loss before income taxes	(9,726)	(12,157)	(28,056)	(31,139)
Income tax provision	—	—	—	—

Net loss and comprehensive loss	$(9,726)	$(12,157)	$(28,056)	$(31,139)

Net income (loss) attributable to common stockholders, basic and diluted	$—	$(12,157)	$(18,216)	$(31,139)

Net income (loss) per share attributable to common stockholders, basic and diluted	$—	$(46.26)	$(57.73)	$(122.74)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	398,895	262,785	315,546	253,701

Eargo, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	70,224	13,384
Accounts receivable, net	2,576	2,051
Inventories	3,289	2,880
Prepaid expenses and other current assets	1,379	1,598

Total current assets	77,468	19,913
Operating lease right-of-use assets	1,369	—
Property and equipment, net	6,946	5,400
Other assets	2,304	1,992

Total assets	$88,087	$27,305

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,658	$5,428
Accrued expenses	10,809	9,939
Long-term debt, current portion	—	4,800
Other current liabilities	2,079	1,717
Deferred revenue, current	441	406
Lease liability, current portion	1,097	—

Total current liabilities	21,084	22,290
Lease liability, noncurrent portion	412	—
Deferred revenue, noncurrent portion	17	269
Long-term debt, noncurrent portion	14,502	7,446
Convertible preferred stock warrant liability	544	396
Other liabilities	—	127

Total liabilities	36,559	30,528

Commitments and contingencies (Note 5)
Convertible preferred stock, $0.0001 par value; 73,108,323 and 36,269,166 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 24,229,281 and 11,825,812 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	223,125	152,880
Stockholders’ deficit:
Common stock; $0.0001 par value; 110,000,000 and 55,190,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 534,599 and 265,943 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid in capital	15,662	3,100
Accumulated deficit	(187,259)	(159,203)

Total stockholders’ deficit	(171,597)	(156,103)

Total liabilities, convertible preferred stock and stockholders’ deficit	$88,087	$27,305

Eargo, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine months ended September 30,
	2020	2019
Operating activities:
Net loss	$(28,056)	$(31,139)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,805	1,011
Stock-based compensation	2,363	997
Non-cash interest expense and amortization of debt discount	1,178	200
Non-cash operating lease expense	838	—
Bad debt expense	2,135	44
Loss on extinguishment of debt	1,627	—
Change in fair value of warrant liability	(122)	84
Change in fair value of derivative liability	206	—
Changes in operating assets and liabilities:
Accounts receivable	(2,660)	(113)
Inventories	(409)	(1,110)
Prepaid expenses and other current assets	219	(199)
Other assets	963	(311)
Accounts payable	579	(585)
Accrued expenses	147	1,750
Other current liabilities	362	(172)
Deferred revenue	(217)	409
Operating lease liabilities	(883)	—
Other liabilities	(127)	(59)

Net cash used in operating activities	(20,052)	(29,193)

Investing activities:
Purchases of property and equipment	(844)	(1,616)
Capitalized software development costs	(2,601)	(1,017)

Net cash used in investing activities	(3,445)	(2,633)

Financing activities:
Proceeds from stock options exercised	359	40
Proceeds from debt financing	15,000	5,000
Proceeds from convertible preferred stock issuance, net of issuance costs	67,867	865
Proceeds from issuance of convertible notes, net of issuance costs	10,053	—
Proceeds from PPP loan	4,574	—
Repayment of PPP loan	(4,574)	—
Debt repayments	(12,720)	—
Payments of deferred offering costs	(222)	—

Net cash provided by financing activities	80,337	5,905

Net increase (decrease) in cash and cash equivalents and restricted cash	56,840	(25,921)
Cash and cash equivalents and restricted cash at beginning of period	13,384	51,201

Cash and cash equivalents and restricted cash at end of period	$70,224	$25,280

Supplemental disclosure of cash flow information:
Cash paid for interest	$253	$275

Non-cash operating activities:
Lease liability obtained in exchange for right-of-use asset	$2,392	$—

Non-cash investing and financing activities:
Property and equipment and capitalized software costs in accounts payable and accrued liabilities	$421	$307

Deferred offering costs in accounts payable and accrued liabilities	$1,053	$—

Convertible preferred stock issuance costs included in accounts payable	$600	$—

Derivative liability in connection with issuance of convertible promissory notes on issuance	$2,879	$—

Issuance of Series E convertible preferred stock upon extinguishment of convertible notes	$12,818	$—

Settlement of derivative liability in connection with extinguishment of convertible notes	$3,085	$—

Issuance of convertible preferred stock warrants in connection with debt financing	$270	$41

# # #